As filed with the Securities and Exchange Commission on May 22, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Renaissance Capital Growth & Income Fund III, Inc.
(Exact name of registrant as specified in its charter)

Texas	75-2533518
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

8080 N. Central Expressway, Suite 210, LB-59, Dallas, TX	75206
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $1.00 per share.	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None (Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of the Registrant's Securities to be Registered

The securities to be registered hereby are the shares of common stock, par value $1.00 per share (the "Common Stock"), of Renaissance Capital Growth & Income Fund III, Inc. (the "Company"). The description of the Common Stock contained in the section entitled "Description of Securities" in both the Prospectus included in the Company's Registration Statement on Form N-2 (File No. 33-75758), filed with the Securities and Exchange Commission on February 25, 1994 (as amended from time to time, the "Form N-2 Registration Statement"), and in the related Prospectus filed with the Securities and Exchange Commission on June 13, 1994 in accordance with Rule 497 of the Securities Act of 1933, as amended, is hereby incorporated by reference herein.

Item 2. Exhibits

Where indicated below, the following exhibits have been filed as exhibits to the Company's Form N-2 Registration Statement and are hereby incorporated herein by reference:

3.1*	Restated Articles of Incorporation

3.2**	By-Laws

4.1***	Specimen Common Stock Certificate

_________
* Incorporated by reference to exhibit (a) to the Company’s Form N-2 Registration Statement.
** Incorporated by reference to exhibit (b) to the Company’s Form N-2 Registration Statement.
*** Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.

Date: May 22, 2007	By:	/s/ Barbe Butschek
Barbe Butschek Treasurer and Secretary